SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2002

BROADCOM CORPORATION
(Exact Name of Registrant as Specified in Charter)

California	000-23993	33-0480482

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16215 Alton Parkway, Irvine, California 92618

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (949) 450-8700

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Item 5. Other Events
SIGNATURE

Item 5. Other Events

On April 17, 2002 Broadcom Corporation (Nasdaq: BRCM) reported financial results for the first fiscal quarter ended March 31, 2002. Net revenue for the first quarter of 2002 was $238.8 million, an increase of 5.3% over the $226.8 million reported in the fourth quarter of 2001 and a decrease of 23.1% from the $310.5 million reported in the first quarter of 2001. Net loss for the first quarter of 2002 was $166.1 million, or $.63 per share (basic and diluted), compared with a net loss of $329.6 million, or $1.27 per share (basic and diluted), in the fourth quarter of 2001, and a net loss of $356.9 million, or $1.43 per share (basic and diluted), in the first quarter of 2001. Net loss per share for the first quarter was based on 262.0 million weighted average shares outstanding (basic and diluted), compared to 259.5 million weighted average shares outstanding (basic and diluted) in the fourth quarter of 2001. Net loss per share for the first quarter of 2001 was based on 249.7 million weighted average shares outstanding (basic and diluted).

Losses in the 2001 periods include charges for the amortization of goodwill and certain intangible assets. Beginning with the first quarter of 2002, goodwill and intangible assets that are deemed to have indefinite lives are no longer amortized but are subject to annual impairment tests under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. Had this standard been in effect for the 2001 periods, the net loss for the fourth quarter of 2001 would have been $193.3 million, or $.74 per share (basic and diluted), and the net loss for the first quarter of 2001 would have been $156.0 million, or $.62 per share (basic and diluted).

BROADCOM CORPORATION
Unaudited Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended
	March 31,

	2002	2001

Net revenue	$238,800	$310,501
Cost of revenue (1)	134,122	162,952

Gross profit	104,678	147,549
Operating expense:
Research and development (2) (3)	111,694	109,532
Selling, general and administrative (2) (3)	40,474	39,404
Stock-based compensation (4)	101,464	115,753
Amortization of purchased intangible assets (4)	5,384	6,097
Restructuring costs	4,822	—
Amortization of goodwill (4)	—	200,657
In-process research and development (4)	—	109,710
Litigation settlement costs	—	3,000

Loss from operations	(159,160)	(436,604)
Interest income, net	3,440	8,140
Other expense, net	(4,347)	(1,117)

Loss before income taxes	(160,067)	(429,581)
Provision (benefit) for income taxes	6,000	(72,729)

Net loss	$(166,067)	$(356,852)

Basic loss per share	$(.63)	$(1.43)

Diluted loss per share	$(.63)	$(1.43)

Weighted average shares (basic)	261,999	249,689

Weighted average shares (diluted)	261,999	249,689

Notes:
(1) Cost of revenue includes the following:
Stock-based compensation expense	$3,349	$3,897
Amortization of purchased intangible assets	13,164	11,578
Payroll tax expense on certain stock option exercises	12	134

	$16,525	$15,609

(2) Stock-based compensation expense is excluded from the following:
Research and development	$69,786	$77,480
Selling, general and administrative	31,678	38,273

	$101,464	$115,753

Amortization of purchased intangible assets is excluded from the following:
Research and development	$5,161	$5,886
Selling, general and administrative	223	211

	$5,384	$6,097

(3) Employer payroll tax expense on certain stock option exercises is included in the following:
Research and development	$227	$798
Selling, general and administrative	76	583

	$303	$1,381

(4) Represents non-cash acquisition-related expenses charged to operations.

BROADCOM CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	March 31,
	2002	December 31,
	(Unaudited)	2001

ASSETS
Current assets:
Cash and cash equivalents	$395,786	$403,758
Short-term marketable securities	188,769	136,028
Accounts receivable, net	74,291	57,187
Inventory	24,874	22,267
Deferred taxes	13,651	13,651
Prepaid expenses and other current assets	40,812	40,840

Total current assets	738,183	673,731
Property and equipment, net	147,914	157,336
Long-term marketable securities	64,704	109,767
Deferred taxes	275,916	275,916
Goodwill, net	2,253,756	2,241,632
Purchased intangible assets, net	66,436	97,108
Other assets	67,952	67,808

Total assets	$3,614,861	$3,623,298

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$134,526	$103,032
Wages and related benefits	41,151	35,839
Deferred revenue	25,231	29,495
Accrued liabilities	143,104	129,476
Short-term debt and current portion of long-term debt	113,903	114,040

Total current liabilities	457,915	411,882
Long-term debt, less current portion	3,338	4,006
Shareholders’ equity	3,153,608	3,207,410

Total liabilities and shareholders’ equity	$3,614,861	$3,623,298

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADCOM CORPORATION, a California corporation

April 19, 2002	By:	/s/ WILLIAM J. RUEHLE

William J. Ruehle Vice President and Chief Financial Officer (Principal Financial Officer)